Exhibit 10.13

EMPLOYMENT CONTRACT

THIS EMPLOYMENT CONTRACT (this “Agreement”) dated this 30th day of December, 2021

BETWEEN:

Felicitex Therapeutics, Inc. of 27 Strathmore Road, Natick, MA 01760

(the “Employer”)

OF THE FIRST PART

- AND -

Alexei Belenky of 162 Clark Street, Newtown, MA 02459

(the “Employee”)

OF THE SECOND PART

BACKGROUND:

A.	The Employer is of the opinion that the Employee has the necessary qualifications, experience and abilities to assist and benefit the Employer in its business.

B.	The Employer desires to employ the Employee and the Employee has agreed to accept and enter such employment upon the terms and conditions set out in this Agreement.

IN CONSIDERATION OF the matters described above and of the mutual benefits and obligations set forth in this Agreement, the receipt and sufficiency of which consideration is hereby acknowledged, the parties to this Agreement agree as follows:

Commencement Date and Term

1.	The Employee will commence permanent full-time employment with the Employer on the 30th day of December, 2021 (the “Commencement Date”).

Job Title and Description

2.	The initial job title of the Employee will be the following: Lead Scientist.

3.	The Employee agrees to be employed on the terms and conditions set out in this Agreement. The Employee agrees to be subject to the general supervision of and act pursuant to the orders, advice and direction of the Employer.

4.	The Employee will perform any and all duties as requested by the Employer that are reasonable and that are customarily performed by a person holding a similar position in the industry or business of the Employer.

5.	The Employer may make changes to the job title or duties of the Employee where the changes would be considered reasonable for a similar position in the industry or business of the Employer. The Employee’s job title or duties may be changed by agreement and with the approval of both the Employee and the Employer or after a notice period required under law.

6.	The Employee agrees to abide by the Employer’s rules, regulations, policies and practices, including those concerning work schedules, vacation and sick leave, as they may from time to time be adopted or modified.

Employee Compensation

7.	Compensation paid to the Employee for the services rendered by the Employee as required by this Agreement (the “Compensation”) will include a salary of $160,000.00 (dollars) per year.

8.	This Compensation will be payable once per month while this Agreement is in force. The Employer is entitled to deduct from the Employee’s Compensation, or from any other compensation in whatever form, any applicable deductions and remittances as required by law.

9.	Employee will also receive a grant of nonqualified stock options to purchase 200,000 shares in the Company’s common stock vesting over four years.

10.	The Employee understands and agrees that any additional remuneration paid to the Employee in the form of bonuses or other similar incentive remuneration will rest in the sole discretion of the Employer and that the Employee will not earn or accrue any right to incentive remuneration by reason of the Employee’s employment.

11.	The Employer will reimburse the Employee for all reasonable expenses, in accordance with the Employer’s lawful policies as in effect from time to time, including but not limited to, any travel and entertainment expenses incurred by the Employee in connection with the business of the Employer. Expenses will be paid within a reasonable time after submission of acceptable supporting documentation.

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Place of Work

12.	The Employee’s primary place of work will be at the following location:

● 27 Strathmore Rd., Natick, MA 01760.

Time of Work

13.	However, the Employee will, on receiving reasonable notice from the Employer, work additional hours and/or hours outside of the Employee’s Normal Hours of Work as deemed necessary by the Employer to meet the business needs of the Employer.

Employee Benefits

14.	The Employee will be entitled to only those additional benefits that are currently available as described in the lawful provisions of the Employer’s employment booklets, manuals, and policy documents or as required by law.

15.	Employer discretionary benefits are subject to change, without compensation, upon the Employer providing the Employee with 60 days written notice of that change and providing that any change to those benefits is taken generally with respect to other employees and does not single out the Employee.

Vacation

16.	The Employee will be entitled to four weeks of paid vacation each year during the term of this Agreement, or as entitled by law, whichever is greater.

17.	The times and dates for any vacation will be determined by mutual agreement between the Employer and the Employee.

18.	Upon termination of employment, the Employer will compensate the Employee for any accrued but unused vacation.

Duty to Devote Full Time

19.	The Employee agrees to devote full-time efforts, as an employee of the Employer, to the employment duties and obligations as described in this Agreement.

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Conflict of Interest

20.	During the term of the Employee’s active employment with the Employer, it is understood and agreed that any business opportunity relating to or similar to the Employer’s actual or reasonably anticipated business opportunities (with the exception of personal investments in less than 5% of the equity of a business, investments in established family businesses, real estate, or investments in stocks and bonds traded on public stock exchanges) coming to the attention of the Employee, is an opportunity belonging to the Employer. Therefore, the Employee will advise the Employer of the opportunity and cannot pursue the opportunity, directly or indirectly, without the written consent of the Employer.

21.	During the term of the Employee’s active employment with the Employer, the Employee will not, directly or indirectly, engage or participate in any other business activities that the Employer, in its reasonable discretion, determines to be in conflict with the best interests of the Employer without the written consent of the Employer.

Non-Competition

22.	The Employee agrees to be bound to the terms of a separate Business Protection Agreement executed contemporaneously on the date of this Agreement and which is incorporated into this Agreement by reference.

Non-Solicitation

23.	The Employee agrees to be bound to the terms of a separate Business Protection Agreement executed contemporaneously on the date of this Agreement and which is incorporated into this agreement by reference.

Confidential Information

24.	The Employee agrees to be bound to the terms of a separate Business Protection Agreement executed contemporaneously on the date of this Agreement and which is incorporated into this agreement by reference.

25.	Assignment of Inventions

The Employee agrees to be bound to the terms of a separate Business Protection Agreement executed contemporaneously on the date of this Agreement and which is incorporated into this agreement by reference.

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Contract Binding Authority

26.	Notwithstanding any other term or condition expressed or implied in this Agreement to the contrary, the Employee will not have the authority to enter into any contracts or commitments for or on the behalf of the Employer without first obtaining the express written consent of the Employer.

Termination of Employment

27.	The Employer and the Employee agree that the Employee’s employment is at-will. As such, this Agreement is subject to termination by the Employee or the Employer at any time with or without notice, and with or without cause. Nothing in this Agreement, or in any of the Employer’s policies or procedures, should be interpreted to eliminate the at-will employment status of the Employee.

28.	The Termination Date specified by either the Employee or the Employer may expire on any day of the month and upon the Termination Date the Employer will forthwith pay to the Employee any outstanding portion of the compensation including any accrued vacation and banked time, if any, calculated to the Termination Date.

29.	If notice has been given by either party for any reason, the Employee and the Employer agree to execute their duties and obligations under this Agreement diligently and in good faith through to the end of the notice period. The Employer may not make any changes to compensation or any other term or condition of this Agreement between the time termination notice is given through to the end of the notice period.

Remedies

30.	In the event of a breach or threatened breach by the Employee of any of the provisions of this Agreement, the Employee agrees that the Employer is entitled to a permanent injunction, in addition to and not in limitation of any other rights and remedies available to the Employer at law or in equity, in order to prevent or restrain any such breach by the Employee or by the Employee’s partners, agents, representatives, servants, employees, and/or any and all persons directly or indirectly acting for or with the Employee.

Severability

31.	The Employer and the Employee acknowledge that this Agreement is reasonable, valid and enforceable. However, if any term, covenant, condition or provision of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, it is the parties’ intent that such provision be changed in scope by the court only to the extent deemed necessary by that court to render the provision reasonable and enforceable and the remainder of the provisions of this Agreement will in no way be affected, impaired or invalidated as a result.

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Notices

32.	Any notices, deliveries, requests, demands or other communications required here will be deemed to be completed when hand-delivered, delivered by agent, or seven (7) days after being placed in the post, postage prepaid, to the parties at the following addresses or as the parties may later designate in writing:

● Employer:

Name:	Felicitex Therapeutics, Inc.
Address:	27 Strathmore Road, Natick, MA 01760

● Employee:

Name:	Alexei Belenky
Address:	162 Clark Street, Newtown, MA 02459

Modification of Agreement

33.	Any amendment or modification of this Agreement or additional obligation assumed by either party in connection with this Agreement will only be binding if evidenced in writing signed by each party or an authorized representative of each party.

Governing Law

34.	This Agreement will be construed in accordance with and governed by the laws of the state of Massachusetts.

General Provisions

35.	Time is of the essence in this Agreement.

36.	Headings are inserted for the convenience of the parties only and are not to be considered when interpreting this Agreement. Words in the singular mean and include the plural and vice versa. Words in the masculine mean and include the feminine and vice versa.

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37.	No failure or delay by either party to this Agreement in exercising any power, right or privilege provided in this Agreement will operate as a waiver, nor will any single or partial exercise of such rights, powers or privileges preclude any further exercise of them or the exercise of any other right, power or privilege provided in this Agreement.

38.	This Agreement will inure to the benefit of and be binding upon the respective heirs, executors, administrators, successors and assigns, as the case may be, of the Employer and the Employee.

39.	This Agreement may be executed in counterparts. Facsimile signatures are binding and are considered to be original signatures.

40.	If, at the time of execution of this Agreement, there is a pre-existing employment agreement still in effect between the parties to this Agreement, then in consideration of and as a condition of the parties entering into this Agreement and other valuable consideration, the receipt and sufficiency of which consideration is acknowledged, this Agreement will supersede any and all pre-existing employment agreements between the Employer and the Employee. Any duties, obligations and liabilities still in effect from any pre-existing employment agreement are void and no longer enforceable after execution of this Agreement.

41.	This Agreement constitutes the entire agreement between the parties and there are no further items or provisions, either oral or written. The parties to this Agreement stipulate that neither of them has made any representations with respect to the subject matter of this Agreement except such representations as are specifically set forth in this Agreement.

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IN WITNESS WHEREOF, the parties have duly affixed their signatures under hand and seal on this 30th day of December, 2021.

EMPLOYER:

/s/ Maria Vilenchik
Felicitex Therapeutics, Inc.

EMPLOYEE:

/s/ Alexei Belenky
Alexei Belenky

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